UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange act of 1934
Date of Report (Date of earliest event reported): May 1, 2014

LinkedIn Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	001-35168	47-0912023
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)
2029 Stierlin Court
Mountain View, CA 94043
(Address of Principal Executive Offices including Zip Code)
(650) 687-3600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
On May 1, 2014, LinkedIn Corporation (the “Company”) issued a press release announcing financial results for the first quarter ended March 31, 2014. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
The information furnished on this Form 8-K, including the exhibit attached, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 8.01. Other Events
Investors and others should note that the Company announces material, non-public information regarding LinkedIn using the company website (www.linkedin.com), its investor relations website (investors.linkedin.com), its company blog (www.blog.linkedin.com), SEC filings, press releases, public conference calls and webcasts. Information about LinkedIn, its business, and its results of operations may also be announced by posts on the following social media channels:

•	The LinkedIn Page: https://www.linkedin.com/company/linkedin

•	The LinkedIn Twitter Feed: https://twitter.com/linkedin
The information posted on these social media channels could be deemed to be material information. As a result, the Company encourages investors, the media, and others interested in LinkedIn to review the information posted on these social media channels. These channels may be updated from time to time on LinkedIn’s Investor Relations website.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Title or Description

99.1	Press release issued by LinkedIn Corporation entitled “LinkedIn Announces First Quarter 2014 Financial Results” dated May 1, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2014	By:	/s/ Steven Sordello
Steven Sordello
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title or Description

99.1	Press release issued by LinkedIn Corporation entitled “LinkedIn Announces First Quarter 2014 Financial Results”, dated May 1, 2014